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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT:   January 23, 1996
                     (Date of the Earliest Event Reported)




                               HEALTHSOURCE, INC.
             (Exact name of Registrant as specified in its charter)


New Hampshire                   1-11538                     02-0387748
(State or other             (Commission File              (I.R.S. Employer
jurisdiction of                  Number)               Identification Number)
incorporation)


       Two College Park Drive
       Hooksett, New Hampshire                                 03106
(Address of principal executive offices)                     (Zip Code)


                                  603/268-7000
              (Registrant's Telephone Number, including area code)
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Items 1-4.  Not applicable.


Item 5.     Other Events.

            Healthsource, Inc. ("Healthsource") announced on January 23, 1996 that it has signed a definitive agreement with PACC HMO and PACC Health Plans (together, "PACC"), affiliated Oregon nonprofit managed care companies, to purchase substantially all of the operating assets of PACC for an estimated net price of $80 million in cash, subject to various accounting adjustments. The agreement provides that PACC will deliver assets with a consolidated net worth of approximately $41.2 million. The transaction will take the form of a purchase of the assets comprising PACC's multiple-product HMO business and other managed care business and the assumption of PACC's existing policies.

            Due to the nonprofit status of PACC, the transaction is subject to the approval of the Oregon Attorney General's Office. The transaction is also subject to regulatory approvals and certain other material closing conditions. Healthsource cannot predict when such approvals will be obtained or such closing conditions will be met. There is no assurance that such approvals or conditions will be satisfied.

            The PACC companies are licensed in the states of Oregon and Washington and primarily provide managed care benefits in the greater Portland area. PACC has 110,000 members and offers a variety of managed care products and plans, including commercial HMO, Medicaid HMO, Medicare cost HMO, point-of-service HMO, fully-insured PPO and managed indemnity.

Item 6.     Not applicable.


Item 7.     Financial Statements and Exhibits.

            (a)  Not applicable
            (b)  Not applicable
            (c)  Not applicable


Item 8.     Not applicable.

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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HEALTHSOURCE, INC.


Dated:   January 26, 1996               By: /s/ Thomas M. Congoran
                                            -----------------------
                                            Thomas M. Congoran
                                            Chief Financial Officer











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